UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2024

THOUGHTWORKS HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40812	82-2668392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
200 East Randolph Street, 25th Floor
Chicago, Illinois 60601
City, State Zip Code
(312) 373-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 7, 2024, Thoughtworks Holding, Inc. (“Thoughtworks” or the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2024 (attached hereunder as Exhibit 99.1 and incorporated herein by reference).
The information furnished in this Item 2.02 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information of exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 2.05 Costs Associated with Exit or Disposal Activities.
As previously reported, on August 7, 2023, the Company’s Board of Directors (the “Board”) approved and committed to a structural reorganization. Updates related to the restructuring actions, including estimates of the financial impact on Thoughtworks, are contained in a press release filed hereunder as Exhibit 99.1, and solely that portion under the heading “Update on Restructuring Actions” is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)(b)
On May 7, 2024, Thoughtworks announced that following the discussions between the Company and its Chief Executive Officer, Guo Xiao, the parties agreed on May 1, 2024 that Mr. Guo will be stepping down as Chief Executive Officer and as a member of the Board on mutually agreeable terms and transitioning to the role of Senior Advisor. Upon his departure, Mike Sutcliff will assume the role of Chief Executive Officer and President, effective on or before June 17, 2024 (the date on which Mr. Sutcliff commences employment with the Company, the “New CEO Hire Date”). In connection with the CEO succession, the Company entered into an Employment Agreement with Mr. Sutcliff on May 2, 2024 and a Transition and Separation Agreement with Mr. Guo on May 4, 2024. A summary of the material terms and conditions of these agreements is set forth in this Current Report on Form 8-K.
(c)
Employment Agreement with Mike Sutcliff as Incoming Chief Executive Officer and President
On May 2, 2024, the Company entered into an Employment Agreement with Mr. Sutcliff (the “Employment Agreement”), pursuant to which Mr. Sutcliff will become the Chief Executive Officer and President of the Company, effective on or before June 17, 2024. The Company also intends to appoint Mr. Sutcliff as a Class III director of the Company effective on or about June 17, 2024.
Mr. Sutcliff, 61, has served as the Chief Executive Officer and Co-Founder of Mobeus Industries, Inc., a technology company developing spatial computing and artificial intelligence products, since February 2021. He will transition to become Non-Executive Chairman of such company no later than June 17, 2024. He also currently serves, since April 2021, as Executive Chairman of HeadVantage Corporation, a company developing wearable entertainment technology in the sports industry, as the Operating Partner of Advent International, a venture capital and private equity firm, since October 2020, and on the boards of directors of Ascendion Inc., an AI software engineering company, since July 2022, Collabera Inc., an information technology consulting company, since February 2021, and Encora Inc., a digital engineering company, since June 2020. Mr. Sutcliff has tendered his resignation from all such positions effective June 1, 2024. He previously served as Co-Founder of Cherish Health, a health and safety monitoring company, and as Group Chief Executive Officer of the Digital branch of Accenture, a professional services company, where he worked from August 1987 until March 2020. Mr. Sutcliff received a Bachelor of Science degree in Electrical and Computer Engineering from the Georgia Institute of Technology and a Master of Science degree in Management, with a specialization in Accounting and Finance, from the Georgia Tech Scheller College of Business.
Pursuant to the terms of the Employment Agreement, starting from the New CEO Hire Date and ending on the termination of Mr. Sutcliff’s employment (such period, the “Employment Term”), the Company shall pay Mr. Sutcliff a base salary, which may be increased, but not decreased, from time to time (as in effect from time to time, the “Base Salary”). The Base Salary as of the New CEO Hire Date shall be an annual rate of $750,000.
Mr. Sutcliff will also be entitled to receive an annual cash bonus (the “Annual Bonus”) based on performance objectives and conditions established by the Company with a target amount equal to 100% of the Base Salary. The Annual Bonus payable for calendar year 2024 shall be guaranteed at the target level but prorated based on the New CEO Hire Date.
During the Employment Term and subject to the approval of the Compensation and Talent Committee of the Board, Mr. Sutcliff shall be entitled to receive an annual grant (each such grant, an “Annual Grant”) of unvested stock units with a grant date value of $3,685,500 on terms, including vesting, consistent with unvested stock units granted to other officers of the Company (a mix of time-based and performance-based vesting) under the Company’s 2021 Omnibus Incentive Plan (the “Plan”) except as otherwise modified by the terms of the Employment Agreement. The first annual grant of unvested stock units shall occur on such date as the Company may determine, but in any event no later than July 31, 2024 with time-based vesting, as applicable, to commence effective as of the Effective Date. In addition, on the date of the first Annual Grant of unvested stock units, Mr. Sutcliff shall also be granted an additional 3,600,000 performance-based restricted stock units under the Plan (the “PSUs”). The PSUs shall vest pursuant to the satisfaction of the performance objectives set forth in the Employment Agreement.
Additionally, in consideration of equity compensation awards forfeited from Mr. Sutcliff’s prior employer, the Company shall pay Mr. Sutcliff a one-time signing bonus in the amount of $750,000, subject to partial repayment pursuant to the terms of the Employment Agreement in the event of the termination of Mr. Sutcliff’s employment under specified circumstances during the first two years.
In the event of termination of Mr. Sutcliff’s employment for any reason, Mr. Sutcliff shall be entitled to receive (i) any earned but unpaid Base Salary through the termination date and any portion of the Annual Bonus earned and payable in accordance with the terms of the Employment Agreement, (ii) any unreimbursed business expenses in accordance with Company policy, and (iii) any vested and accrued employee benefits under the terms of the Company’s general employee benefit plans (such amounts, collectively, the “Accrued Amounts”). If during the Employment Term and during the period beginning three months prior to the date on which a Change in Control (as defined in the Employment Agreement) is consummated and ending on the 18-month anniversary of the closing date of a change of control (such period, the “CIC Period”), the Company terminates Mr. Sutcliff’s employment without cause (other than by reason of Mr. Sutcliff’s death or disability) or Mr. Sutcliff resigns for good reason, then in addition to the Accrued Amounts, Mr. Sutcliff shall be entitled to (i) a lump sum payment of two years of his annual base salary at the time of termination plus two-times his target Annual Bonus, (ii) a prorated Annual Bonus at target, (iii)

reimbursement of the cost of healthcare continuation coverage under the Company’s group health plans and subject to the terms of the Employment Agreement for a period not to exceed two years, and (iv) except as set forth in the applicable grant agreements, the immediate vesting of all equity-based awards in full granted to Mr. Sutcliff prior to the Change in Control other than the PSUs. In the event that the Company terminates Mr. Sutcliff’s employment without cause (other than by reason of Mr. Sutcliff’s death or disability) or Mr. Sutcliff resigns for good reason, outside of the CIC Period, then in addition to the Accrued Amounts, Mr. Sutcliff shall be entitled to (i) an amount equal to one and one-half times his Base Salary at the time of termination, payable ratably over an 18-month period following the termination date, (ii) a prorated Annual Bonus at target, and (iii) reimbursement of the cost of healthcare continuation coverage under the Company’s group health plans and subject to the terms of the Employment Agreement for a period not to exceed two years.
During the Employment Term, Mr. Sutcliff will also be eligible to participate in the Company’s general employee benefit plans.
(e)
Transition and Separation Agreement with Mr. Guo
On May 4, 2024 (the “Effective Date”), the Company and Mr. Guo entered into a Transition and Separation Agreement (the “Transition and Separation Agreement”), pursuant to which Mr. Guo’s employment as the Company’s Chief Executive Officer will terminate on the date of commencement of employment of a new Chief Executive Officer. Thereafter, Mr. Guo will remain an employee of the Company as Senior Advisor to facilitate the transition until such date which is three months following the New CEO Hire Date (the “Employment Termination Date,” and such period beginning on the Effective Date and ending on the Employment Termination Date, the “Transition Period”), unless terminated earlier by either Mr. Guo or by the Company for Cause (as defined in the Transition and Separation Agreement) at any time during the Transition Period, or by the Company without Cause at any time on or after a change in control. During the period commencing on the Employment Termination Date and ending on June 17, 2025 (the “Consulting Period”), Mr. Guo will continue his service with the Company as a non-employee consultant.
Pursuant to the terms of the Transition and Separation Agreement, so long as Mr. Guo remains employed by the Company during the Transition Period, Mr. Guo will continue to be paid his current base salary until the New CEO Hire Date. For the period commencing on the first day after the New CEO Hire Date through the end of the Transition Period, Mr. Guo will be paid an aggregate base salary of $200,000, prorated and paid ratably in accordance with the Company’s standard payroll periods subject to Mr. Guo’s continued employment. During the Transition Period, Mr. Guo will remain eligible to participate in the Company’s general employee benefit plans and continue to vest in any previously granted equity awards in accordance with the applicable terms of such awards. The termination of Mr. Guo’s employment will be treated as a termination “without cause” for purposes of the Company’s Severance Plan, and Mr. Guo will be entitled to the same benefits under the plan as if he was still serving as the Company’s Chief Executive Officer as of the date of termination of employment. For purposes of the Severance Plan, his base salary will be deemed to be his base salary as of the termination of his service as Chief Executive Officer, and Mr. Guo will be paid a full target bonus instead of the pro-rata target bonus for which the Severance Plan provides. In addition, Mr. Guo’s outstanding stock options shall remain exercisable for three years following the termination of his services as Chief Executive Officer, unless such option is terminated earlier in limited circumstances or such option’s original term expires earlier.
During the Consulting Period, Mr. Guo will be paid aggregate consulting fees of $50,000 subject to his service for the full Consulting Period, and any outstanding equity awards granted to Mr. Guo will continue to vest. Mr. Guo will not be eligible to receive any other benefits pursuant to the Company’s general employee benefit plans during the Consulting Period. At the termination of his consultancy, assuming his service continues for the full Consulting Period, Mr. Guo will vest in 50% of his outstanding restricted stock units that otherwise were scheduled to vest in 2025 solely subject to such service.
The foregoing descriptions of the Transition and Separation Agreement and the Employment Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Transition and Separation Agreement and the Employment Agreement, copies of which will be filed with the quarterly report on Thoughtworks’ Form 10-Q for the period ending June 30, 2024.
Item 7.01 Regulation FD Disclosure.
Thoughtworks will host a conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, May 7, 2024, to discuss our financial results. Information about the conference call and webcast can be found in the Press Release furnished herewith as Exhibit 99.1.
On May 7, 2024, Thoughtworks also issued a press release announcing its Chief Executive Officer transition. A copy of the press release is furnished as Exhibit 99.2 and is incorporated by reference herein.
Forward-Looking Statements
This Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the anticipated timeline and compensation related to Mr. Guo’s departure, the employment of Mr. Sutcliff and the anticipated timeline and compensation, and the plans of such Chief Executive Officer transition. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “might,” “predict,” “will,” “would,” “should,” “could,” “can,” “may,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Report on Form 10-Q for the three months ended March 31, 2024, and our other reports filed with the U.S. Securities and Exchange Commission. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Thoughtworks Holding, Inc. dated May 7, 2024 announcing its first quarter 2024 financial results
99.2	Press release issued by Thoughtworks Holding, Inc. dated May 7, 2024 announcing the CEO succession
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 7, 2024

THOUGHTWORKS HOLDING, INC.

By:	/s/ Erin Cummins
Erin Cummins
Chief Financial Officer